                                                             EXHIBIT (xvi)(a)(i)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 30 to registration Statement No. 2-52714 on Form S-6 of Prudential's Annuity Plan Account of the Prudential Insurance Company of America of our report dated June 4, 1997 relating to the consolidated financial statements of the Prudential Insurance Company of America and subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
    Parsippany, New Jersey
    April 24, 1998



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